Exhibit 99.1

Net Element Appoints Seasoned Fintech Executive to Board of Directors

Jonathan Fichman joins Net Element’s board of directors

MIAMI, FL - March 26, 2018 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment including point-of-sale (POS), e-commerce and mobile devices, today announces that Mr. Jonathan Fichman has joined Net Element’s board of directors and will serve as a member of the Company’s Audit, Nominating and Governance, and Compensation committees.

Fichman brings over 20 years of strategic domestic and international finance expertise within Fortune 100 companies, is a Bank of America Merrill Lynch veteran, and a former Wall Street analyst. His experience includes FinTech, payments, blockchain, wealth management and banking. Fichman holds a Six Sigma Black Belt accreditation and serves on multiple for profit and nonprofit boards.

Net Element CEO Oleg Firer commented, “We are pleased to have Jonathan join our board. He brings extensive, payments, financial, governance and technology experience complementary to our current Board composition and I am confident that he will be a valuable asset to our Company and its shareholders.”

Fichman commented, “Net Element has a great ability to deliver technology-enabled, software-driven solutions that create value beyond just processing payments. The company’s recently announced plans to create a blockchain payments platform and its recently released next generation cloud-based point of sale payments system will both be impactful innovations for the industry. I look forward to joining the board of directors and being a key contributor towards the success of Net Element.”

Since 2013, Fichman has served as a managing director of C-Anax Ventures & Advisory, where he assists early-stage companies with corporate strategy, streamlining operations, and financial analysis. Fichman is also an adjunct professor at Florida International University, where he teaches in the Business School with a focus on international management and entrepreneurship.

From 2005 to 2015, Fichman served as a senior vice president of International Business Strategy & Initiatives at Bank of America Merrill Lynch. From 2003 to 2004, he served as a director of Operations, Procurement and Insurance at the Township of Cherry Hill, New Jersey. From 1999 to 2003, Fichman was a vice president of Strategic Initiatives at Actrade Financial Technologies, where he helped create B2B banking products that were at the forefront of commercial payments. Finally, from 1997 to 1999 he was a Senior Wall Street Analyst. Fichman received his MBA in Finance and Management from the University of Miami School of Business and Bachelor of Arts in Criminal Justice from the George Washington University.

Fichman’s LinkedIn Profile is available at: https://www.linkedin.com/in/jonathanfichman/

The Company’s 8-K filing reflecting the appointment was filed with the Securities and Exchange Commission (SEC) on March 26, 2018 and is available on the SEC’s website.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise ("SME") in the U.S. and selected emerging markets. In the U.S. it aims to grow transactional revenue by innovating SME productivity services using blockchain technology solutions and Aptito, our cloud based, restaurant and retail point-of-sale solution. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions. Net Element was ranked as one of the fastest growing companies in North America on Deloitte's 2017 Technology Fast 500™. In 2017 we were recognized by South Florida Business Journal's as one of 2016's fastest growing technology companies. Further information is available at www.NetElement.com.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Net Element, Inc.

Media@NetElement.com

+1 (786) 923-0502